Exhibit 8.1
TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP
BANK OF AMERICA PLAZA
600 PEACHTREE STREET, N.E. — SUITE 5200
ATLANTA, GEORGIA 30308-2216
www.troutmansanders.com
TELEPHONE: 404-885-3000
FACSIMILE: 404-885-3900
May 11, 2007
Wisconsin Energy Corporation
231 West Michigan Street
Milwaukee, Wisconsin 53203
Ladies and Gentlemen:
     We have acted as counsel to Wisconsin Energy Corporation, a Wisconsin corporation (the “Corporation”), in connection with the preparation and filing by the Corporation of a Registration Statement on Form S-3 (Reg. No. 333-142664), as amended (the “Registration Statement”), including the base Prospectus dated May 7, 2007 included in the Registration Statement (the “Prospectus”), the preliminary Prospectus Supplement dated May 8, 2007, and the final Prospectus Supplement dated May 8, 2007 (the preliminary Prospectus Supplement and the final Prospectus Supplement, collectively, the “Prospectus Supplement”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Prospectus and the Prospectus Supplement describe the Corporation’s offer to sell the Corporation’s 2007 Series A Junior Subordinated Notes due 2067 (the “Notes”). This opinion relates to the discussion set forth under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” of the Prospectus Supplement. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Prospectus Supplement.
     In connection with the preparation of our opinion, we have examined such documents and other materials as we have deemed appropriate, including, but not limited to, the Prospectus and the Prospectus Supplement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below. In our examination of documents, we have assumed, with your consent, that all documents submitted to us as copies faithfully reproduce the original thereof, that such originals are authentic, that all such documents were duly executed to the extent required and that all obligations imposed by any such documents on the parties thereto were performed or satisfied in accordance with their terms. In addition, we have obtained such information and representations as we have deemed relevant and necessary through consultation with officers of the Corporation, and we have obtained a written certificate (the “Certificate”) from officers of the Corporation verifying certain relevant facts that have been
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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP
May 11, 2007

represented to us.
     Our opinion assumes (i) the accuracy and completeness of the facts contained in the Prospectus and the Prospectus Supplement and other materials examined by us, (ii) the consummation of the offer to sell the Notes in the manner contemplated by, and in accordance with the terms set forth in, the Prospectus and the Prospectus Supplement, and (iii) any information or representation provided by officers of the Corporation or provided in the Certificate were true, correct and complete and remained true, correct and complete at all times leading up to the sale of the Notes. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
     Based upon and subject to the foregoing, the discussion contained in the Prospectus Supplement under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS,” subject to the limitations described therein, constitutes the opinion of Troutman Sanders LLP. There can be no assurance that changes in the law will not take place that could affect such United States federal income tax consequences or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.
     Our opinion expresses our view only as to United States federal income tax laws in effect as of the date hereof. The authorities upon which our opinion relies are subject to change with potential retroactive effect. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any change in United States federal income tax laws or the application or interpretation thereof that could affect our opinion.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the caption “Legal Matters” and in the Prospectus Supplement under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.” By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Troutman Sanders LLP